Exhibit 10.19

BONUS AGREEMENT

BONUS AGREEMENT (“Agreement”) dated effective as of April 8, 2015, by and between At Home Group Inc., formerly named GRD Holding I Corporation, a Delaware corporation (together with its successors, the “Company”) and Jennifer Warren (the “Grantee”).

WHEREAS, the Company desires to provide the Grantee a cash bonus payment, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

1.                                      Grant of Bonus. The Company hereby grants to the Grantee an aggregate cash bonus payment in an amount equal to $660,000 (the “Bonus”), subject to the terms and conditions set forth herein.

2.                                      Vesting. Subject to the Grantee’s continued employment with the Company or an affiliate through the applicable Vesting Date (as defined below), the Grantee shall be entitled to a cash payment equal to 25% of the Bonus on each of April 7, 2016, April 7, 2017, April 7, 2018 and April 7, 2019 (each annual installment, a “Bonus Payment”, and each such date, a “Vesting Date”).

3.                                      Conditions of Payment. The Company’s obligation to pay any Bonus Payment is subject to the value of a share of common stock of the Company (each, a “Share”) being greater than $1,500.00 (the “Threshold”) on each Vesting Date. For the avoidance of doubt, to the extent the Threshold is not exceeded on any Vesting Date, any future increases in the value of a Share above the Threshold following such Vesting Date(s) will not entitle the Grantee to Bonus Payments in respect of any Vesting Dates on which the Threshold was not exceeded. The Company shall be entitled, in its sole discretion, to make equitable adjustments to the Threshold in the event that, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure or any similar corporate event or transaction, any of the following occurs: (i) an increase or reduction in the number of Shares; (ii) any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or (iii) any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation.

4.                                      Termination. The Company’s obligations hereunder shall terminate upon the termination of employment.

5.                                      Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

6.                                      Nonassignability. No right granted to the Grantee under this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily).

7.                                      Unfunded Arrangement. The obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Grantee shall have no rights under this Agreement other than those of a general unsecured creditor of the Company.

8.                                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company.

9.                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of laws principles thereof.

10.                               Counterparts. This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

AT HOME GROUP INC.

By:	/s/ Lewis L. Bird III
	Name:	Lewis L. Bird III
	Title:	Chief Executive Officer

GRANTEE:

/s/ Jennifer Warren
Jennifer Warren